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                                                                 Exhibit 2.1
                                                                 -----------


                          ASSET PURCHASE AGREEMENT

                                BY AND AMONG

                             CINTAS CORPORATION

                                AS PURCHASER

                                     AND

                            ANGELICA CORPORATION
                                 ("Parent")

                                     and

                        ANGELICA INTERNATIONAL, LTD.
                               ("Subsidiary"),

                                 AS SELLERS


                         DATED AS OF APRIL 10, 2002





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                                                  TABLE OF CONTENTS
                                                  -----------------

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SECTION 1.          SALE AND PURCHASE OF ASSETS, CLOSING, CONSIDERATION...........................................1
                    1.1    Assets to be Acquired..................................................................1
                    1.2    Excluded Assets........................................................................3
                    1.3    Purchase Price.........................................................................4
                    1.4    Allocation of Purchase Price...........................................................8
                    1.5    Closing................................................................................8
                    1.6    Inventory Purchases After the Closing Date.............................................9

SECTION 2.          ASSUMPTION OF CERTAIN LIABILITIES.............................................................9
                    2.1    Assumed Liabilities....................................................................9
                    2.2    Non-Assumed Liabilities................................................................9

SECTION 3.          REPRESENTATIONS, WARRANTIES AND RELATED AGREEMENTS OF SELLERS................................10
                    3.1    Corporate Matters.....................................................................10
                    3.2    Authorization of Transaction..........................................................11
                    3.3    Effect of Agreement...................................................................11
                    3.4    Consents and Approvals................................................................11
                    3.5    Financial Statements..................................................................12
                    3.6    No Adverse Change.....................................................................12
                    3.7    Title to and Condition of Purchased Assets............................................12
                    3.8    Compliance with Applicable Laws.......................................................13
                    3.9    Employment Contracts; Restrictive Covenants Agreements................................13
                    3.10   Employee Compensation.................................................................13
                    3.11   Customer Contracts; Assumed Contracts; Customer Accounts..............................14
                    3.12   Consents of Customers.................................................................14
                    3.13   Accounts Receivable...................................................................14
                    3.14   Supplier Problems.....................................................................15
                    3.15   Insurance Coverage....................................................................15
                    3.16   Intellectual Property; Patents; Trademarks, Trade Names...............................15
                    3.17   Full Disclosure.......................................................................15

SECTION 4.          REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................16
                    4.1    Corporate Matters.....................................................................16
                    4.2    Authorization of Transaction..........................................................16
                    4.3    Effect of Agreement...................................................................16
                    4.4    Consents and Approvals................................................................16
                    4.5    Litigation............................................................................16
                    4.6    Employees.............................................................................17
                    4.7    Full Disclosure.......................................................................17

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SECTION 5.          PURCHASER'S DUE DILIGENCE....................................................................17
                    5.1    Access to Records; Examination........................................................17
                    5.2    Update of Schedules...................................................................17

SECTION 6.          COVENANTS OF SELLERS.........................................................................18
                    6.1    No Change in Business.................................................................18
                    6.2    Records...............................................................................18
                    6.3    Management............................................................................18
                    6.4    Customer Contracts....................................................................18
                    6.5    Retention of Customer Accounts........................................................19
                    6.6    Inventory.............................................................................19
                    6.7    Assistance with Employment Efforts....................................................19
                    6.8    Insurance.............................................................................19
                    6.9    Consents and Closing Conditions.......................................................19
                    6.10   Corporate Transactions................................................................19
                    6.11   Notice of Developments................................................................20

SECTION 7.          COVENANTS OF PURCHASER.......................................................................20

SECTION 8.          CONDITIONS TO CLOSING BY PURCHASER...........................................................20
                    8.1    Accuracies of Representations and Warranties of Sellers...............................20
                    8.2    Compliance with Certain Provisions....................................................21
                    8.3    No Material Change....................................................................21
                    8.4    Permits and Consents..................................................................21
                    8.5    Certificate of Seller.................................................................21
                    8.6    Closing Documents.....................................................................21
                    8.7    Key Employees.........................................................................21
                    8.8    No Proceedings........................................................................22
                    8.9    Schedules.............................................................................22

SECTION 9.          CONDITIONS TO CLOSING BY SELLERS.............................................................22
                    9.1    Accuracy of Representations and Warranties of Purchaser...............................22
                    9.2    Compliance with Certain Provisions....................................................22
                    9.3    Permits and Consents..................................................................22
                    9.4    Certificate of Purchaser..............................................................23
                    9.5    No Proceedings........................................................................23
                    9.6    Closing Documents.....................................................................23
                    9.7    Schedules.............................................................................23

SECTION 10.         DELIVERIES AT CLOSING........................................................................23
                    10.1   Documents to be Delivered by Sellers..................................................23
                    10.2   Documents to be Delivered by Purchaser................................................25

SECTION 11.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES/INDEMNIFICATION...................................25
                    11.1   Survival of Representations and Warranties............................................25


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                    11.2   Indemnification by Sellers............................................................26
                    11.3   Reimbursement.........................................................................27
                    11.4   Offset Against Amounts Owing..........................................................27
                    11.5   Indemnification by Purchaser..........................................................27
                    11.6   Reimbursement.........................................................................28
                    11.7   Limitation on Indemnification.........................................................28
                    11.8   Sole Remedy...........................................................................29
                    11.9   Returns...............................................................................29

SECTION 12.         ADDITIONAL COVENANTS AND AGREEMENTS..........................................................29
                    12.1   Enforcement of Sellers' Restrictive Covenants.........................................29
                    12.2   Timely Payment of Sellers' Obligations................................................29
                    12.3   Transition Period.....................................................................30
                    12.4   Further Assurances....................................................................30
                    12.5   Employee Matters......................................................................30
                    12.6   WARN Act Liability....................................................................30
                    12.7   Adjustments for Inventory Shrinkage or Diminishment During Distribution...............31

SECTION 13.         MISCELLANEOUS................................................................................31
                    13.1   Brokerage.............................................................................31
                    13.2   Collection of Accounts Receivable.....................................................32
                    13.3   Bulk Sale Law.........................................................................32
                    13.4   Destruction of Assets.................................................................32
                    13.5   Termination...........................................................................33
                    13.6   Effect of Termination.................................................................34
                    13.7   No Waiver.............................................................................34
                    13.8   Successors and Assigns................................................................35
                    13.9   Governing Law.........................................................................35
                    13.10  Expenses..............................................................................35
                    13.11  Notices...............................................................................35
                    13.12  Counterparts..........................................................................37
                    13.13  Announcements and Communications......................................................37
                    13.14  Entire Agreement......................................................................37
                    13.15  Severability..........................................................................37
                    13.16  Construction..........................................................................37
                    13.17  Attorneys' Fees.......................................................................37
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                          ASSET PURCHASE AGREEMENT
                          ------------------------


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of the 10th day of April, 2002, by and among CINTAS CORPORATION, a corporation organized under the laws of the State of Washington ("Purchaser"), ANGELICA CORPORATION, a Missouri corporation ("Parent") and ANGELICA INTERNATIONAL, LTD., a corporation organized under the laws of Ontario and wholly-owned subsidiary of Parent ("Subsidiary"). Parent and Subsidiary are sometimes referred to individually as a "Seller" and collectively as "Sellers."

                                 WITNESSETH:

         WHEREAS, Sellers are engaged in the business of manufacturing and marketing image and business apparel for a wide variety of institutions and businesses which business is commonly known as Angelica Image Apparel, Sally Fourmy & Associates and Angelica International, but specifically excluding for purposes of the transactions contemplated in this Agreement, the manufacturing and marketing of such apparel (i) for customers in: (A) the healthcare and healthcare-related industries, (B) the mass transit and transportation industries, and (C) the rental (non-direct) industry; and
(ii) as school uniforms (as defined in this clause, the "Business");

         WHEREAS, Sellers desire to sell, transfer, assign and convey to Purchaser certain of their assets associated with the Business as set forth in Section 1.1 of this Agreement, and the Purchaser desires to purchase the same upon the terms and conditions set forth herein.

         WHEREAS, each of the parties hereto desires to set forth certain representations, warranties and covenants, and to establish certain closing conditions, made to induce the other to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                 SECTION 1.
             SALE AND PURCHASE OF ASSETS, CLOSING, CONSIDERATION
             ---------------------------------------------------

         1.1      Assets to be Acquired.
                  ---------------------

                  On the terms and subject to the conditions of this Agreement, Sellers agree to sell, convey, assign, deliver and transfer to Purchaser free and clear of all any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting or voting trust agreement, interest, option, right of first offer, negotiation or refusal, preemptive right, proxy, lien, charge or other restrictions or limitations of any nature whatsoever (collectively, the "Liens") except for those Liens set forth on Schedule 3.7(a), and Purchaser agrees to purchase
                         ---------------
from Sellers, only those assets of Sellers, tangible or



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                                   - 2 -


intangible, wherever located, used in the conduct of the Business, which are set forth in this Section 1.1 (collectively the "Purchased Assets") as follows:

                  (a) Only that machinery, equipment, racks, rolling stock, hampers, carts, hand and power tools, computers and computer software, furniture and fixtures, leasehold interests and improvements, prepaid charges, soap, hangers, chemicals (but not waste materials) and related supplies which are primarily used in the conduct of the Business which assets are set forth on Schedule 1.1(a) attached hereto (collectively, the
                        ---------------
"Fixed Assets");

                  (b) Only those inventory items primarily relating to the Business which Purchaser has agreed to purchase at the Closing, which are set forth as of Closing on Schedule 1.1(b) and those inventory items that
                           ---------------
Purchaser purchases after the Closing, in accordance with the terms of this Agreement, including the terms of Section 1.3 (the "Inventory");

                  (c) Only those customer contracts and customer accounts existing in connection with the Business which are set forth on Schedule
                                                                --------
1.1(c), including, but not limited to, all claims and rights under such
------
customer contracts and purchase orders, written and oral, all claims and rights relating to such customers served by Sellers in the Business but not under written contracts, all customer lists, records, computer records and other similar data relating to such customer accounts, and rights under bids and proposals now pending which relate to the Business (collectively the "Customer Contracts" and the Business customers the "Customer Accounts");

                  (d) All accounts receivable with current active customers arising from transactions of the Sellers in the Business outstanding as of the Closing Date (later defined) and those billed after the Closing Date for services rendered by Sellers prior to the Closing Date (the "Accounts Receivable");

                  (e) All right, title and interest of Sellers in and to (i) all patents, trademarks, trade names, trade styles, service marks, artwork designs, trade dress, logos, trade names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (ii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iii) all trade secrets and confidential business information (including technical data, specifications, designs, know-how, pricing and cost information and business and marketing plans and proposals), and (iv) all markers, patterns, grading rules, library markers and specialized software for the Business, all as primarily relating to the Business and more specifically described in
Schedule 1.1(e) (collectively, the "Intellectual Property");
---------------

                  (f) All files, books and records (including computer records) of Sellers relating to the foregoing items;

                  (g) All contracts, oral or written, of Sellers set forth on Schedule 1.1(g) attached hereto (the "Assumed Contracts");
   ---------------

                  (h) All choses in and causes of action relating to the foregoing;


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                                   - 3 -


                  (i) All catalogues, brochures and other related promotional and marketing materials related to the Business and the Purchased Assets and all copyrights related thereto;

                  (j) To the extent legally assignable, all rights to enforce any non-competition agreements or any other restrictive covenants (collectively, the "Restrictive Covenant Agreements") entered into between Sellers and their respective current or former employees employed in connection with the Business (or any part thereof) other than those employees of Sellers that are employed by Purchaser or Medline Industries, Inc. ("Medline") but only so long as such employees employed by Medline remain employed by Medline; and

                  (k) All of Sellers' goodwill in the Business.

         1.2      Excluded Assets.
                  ---------------

                  Except as set forth in Section 1.1, Purchaser will not purchase from Sellers, and Sellers will retain, all other assets used or useable by Sellers, whether or not relating to the Business (collectively, the "Excluded Assets"), including, without limitation, the following:

                  (a) Original income and franchise tax returns, information returns, reports, elections and work papers of Sellers (it being understood that upon request, Purchaser shall have reasonable access to copies of any such documents relating to the Business subject to any applicable confidentiality obligations of Sellers with respect to such documents imposed by applicable law), and any rights to income tax refunds and prepaid income taxes;

                  (b) Any right and interest of Sellers in this Agreement and any other agreements and instruments to be executed by Sellers in connection with the sale of the Purchased Assets and the other transactions contemplated by this Agreement;

                  (c) Except as otherwise provided herein, any and all of Sellers' insurance policies, including all rights to coverage, all proceeds and all prepaid insurance under such policies;

                  (d) The cash, cash equivalents, investments and securities of Sellers and accounts receivables of Sellers not related to the Business (it being understood and agreed that Purchaser is purchasing the Accounts Receivable as set forth in Section 1.1(d) subject to, and in accordance with, the provisions of Sections 1.3 and 13.2);

                  (e) All rights and assets relating to any benefits provided or plans maintained by Sellers for any employees;

                  (f) Sellers' corporate seal, charter and minutes and stock record books;

                  (g) Original tax, employee and personnel records of Sellers' employees, it being understood that upon request Purchaser shall be entitled to receive copies of any such records subject to any applicable confidentiality or employment obligations of Sellers with respect to such records imposed by applicable law;


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                                   - 4 -


                  (h) All rights to the name "Angelica Corporation" (or any derivatives thereof) or the other names and logos identified on Schedule
                                                                --------
1.2(h) (the "Names and Logos"), provided, however, that Sellers shall
------                          --------  -------
deliver to Purchaser at Closing a license agreement in the form attached to this Agreement as Exhibit A (the "License Agreement") under which Sellers
                  ---------
will grant Purchaser the right to use the Names and Logos in a limited matter as set forth in such License Agreement and under which Sellers will agree not to grant any such similar rights or transfer the rights to such Names and Logos to any person or entity that is in competition with Purchaser in the Business;

                  (i) All assets and rights of Sellers not primarily used in the conduct of the Business; and

                  (j) All real property owned or leased by Sellers and whether or not relating to the Business, except as specifically set forth in
Section 1.1;

                  (k) All motor vehicles owned or leased by Sellers and whether or not relating to the Business;

                  (l) All inventory of Sellers relating to the Business not purchased by Purchaser at the Closing or within the twelve (12) month period after Closing in accordance with Sections 1.3(e) and 1.6;

                  (m) All inventory of Sellers not relating to the Business;
and

                  (n) All contracts and agreements of Sellers, whether or not relating to the Business, other than the Assumed Contracts, the Customer Contracts and the Restrictive Covenant Agreements.

         1.3      Purchase Price.
                  --------------

                  The purchase price (the "Purchase Price") for the Purchased Assets shall be the Closing Payments (as defined in Section 1.3(a)) adjusted upwards or downwards by the Purchase Price adjustments set forth in Sections 1.3(b), 1.3(c) and 1.3(e).

                  (a)  Purchase Price Payable at the Closing. At the Closing,
                       -------------------------------------
Purchaser shall pay Sellers by wire transfer of immediately available funds to such accounts as designated by Sellers the following (collectively, the "Closing Payments"):

                       (i) Ten Million Dollars ($10,000,000) (the "Closing Cash Payment"); plus

                       (ii) Eighty Percent (80%) of the Estimated Accounts Receivable (as defined in Section 1.3(b)) (the "Closing A/R Payment"); plus

                       (iii) the value (as determined pursuant to Section 1.3(d)) of all stock Inventory (the "Stock Inventory") that has turned at a rate of two (2) times or more per year, as determined based upon the sales levels of such Stock Inventory during the six
         (6)


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                                   - 5 -


         month period ending February 23, 2002, as set forth on Schedule
                                                                --------
         1.3(a)(iii) as mutually agreed upon by Purchaser and Sellers prior
         -----------
         to the Closing; plus

                       (iv) the value (as determined pursuant to Section 1.3(d)) of all custom Inventory (the "Custom Inventory") that is
         (A) guaranteed by a customer; (B) less than or equal to the amount of the customer guarantee; and (C) turning at least one (1) time
                                    ---
         per year, as determined based upon the sales levels of such Custom Inventory during the six (6) month period ending February 23, 2002, as set forth on Schedule 1.3(a)(iv) as mutually agreed upon by
                         -------------------
         Purchaser and Sellers prior to the Closing; provided, however,
                                                     --------  -------
         Purchaser, at its sole option and discretion, shall not be required to purchase any Customer Inventory of any customer that Purchaser, in its discretion, determines is, or is reasonably likely to be, bankrupt or insolvent or is unable to fully perform its inventory guarantees under its respective Customer Contract.

                       Sales levels of Stock Inventory and Custom Inventory will be determined for purposes of this Section 1.3 separately for each of Seller's Stock Keeping Unit ("SKU") numbers. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Purchaser be obligated or required to purchase at the Closing more than six (6) months worth of Stock Inventory.

                       For purposes of determining the amount of Stock Inventory and Custom Inventory that will be purchased pursuant to Sections 1.3(a)(iii) and 1.3(a)(iv), subject to the six (6) month Inventory limitation set forth above, Purchaser shall purchase all respective (a) finished goods Inventory, in-transit Inventory and work-in-process Inventory (as if, and subject to the requirement that, such work-in-process Inventory is completed by Sellers, at their cost and expense, and becomes, in the ordinary course of business, finished goods Inventory); (b) goods subject to purchase orders from foreign or overseas contracts that have not been received by Sellers at Closing and are subject to letters of credit funded by Sellers; and (c) raw materials for such Stock Inventory or Custom Inventory based upon net position by SKU, as the case may be. Raw materials subject to purchase at Closing by Purchaser shall include open commitments for raw materials ordered by Sellers prior to Closing but not received by Closing. For purposes of determining the sales levels of Stock Inventory and Custom Inventory for any customer which has not been a customer of the Business for a full six month period prior to February 23, 2002, the parties agree to mutually estimate by forecast the sales levels of Stock Inventory and Custom Inventory for such customer based on the customer's actual sales history.

                  (b)  Accounts Receivables Purchase Price Adjustments. Within
                       -----------------------------------------------
Three (3) business days prior to the Closing Date, Sellers shall deliver to Purchaser detailed information setting forth the Sellers' good faith estimate of the bona fide Accounts Receivable as of the Closing Date, as determined from Sellers' most recent trial balance sheet (the "Estimated Accounts Receivable"). Within Five (5) business days after the Closing, Sellers shall deliver to Purchaser detailed information setting forth the actual bona fide Accounts Receivable as of the Closing Date, as determined in accordance with Sellers' past customs and practices.


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                                    - 6 -


                  For a period of One Hundred Twenty (120) days after the Closing (the "A/R Purchase Price Adjustment Period"), Purchaser shall use commercially reasonable efforts to diligently collect the Accounts Receivable in accordance with Section 13.2. The Purchase Price shall be adjusted upwards, dollar for dollar, to the extent that the Accounts Receivable actually collected by Purchaser during the A/R Purchase Price Adjustment Period is more than the Closing A/R Payment. The Purchase Price shall be adjusted downwards, dollar for dollar, to the extent that the Accounts Receivable actually collected by Purchaser during the A/R Purchase Price Period is less than the Closing A/R Payment. Any Purchase Price adjustments pursuant to this Section 1.3(b) shall be payable by the party owing such amounts within Ten (10) business days after the A/R Purchase Price Adjustment Period ends by wire transfer of immediately available funds or bank cashier's check. Any Accounts Receivable not actually collected by Purchaser during the A/R Purchase Price Adjustment Period shall be distributed in accordance with Section 13.2 of this Agreement. For all purposes of this Agreement, all amounts collected against Accounts Receivable shall be applied against the specific invoice of an account debtor as specified by such account debtor. If the account debtor fails to specify the specific invoice against which to apply the payment, Purchaser shall contact the account debtor to determine the invoice against which to apply the payment. Purchaser agrees to use its normal collection practices in collecting the Accounts Receivable and to use good faith efforts not to favor the collection of Purchaser accounts over the collection of the Accounts Receivable. Purchaser agrees to provide to Sellers reports regarding the collection of the Accounts Receivable as frequently as practical, but at least monthly.

                  (c)  Inventory Purchase Price Adjustments. Inventory not
                       ------------------------------------
purchased and paid for at the Closing in accordance with Section 1.3(a)(iii) and Section 1.3(a)(iv) shall be purchased by Purchaser only if and when such Inventory is actually sold by Purchaser and then only to the extent set forth herein.

                       (i) Stock Inventory that is turning at a rate less than two (2) times per year, as determined based upon the sales levels of such Stock Inventory during the six (6) month period ending February 23, 2002, shall only be purchased from Sellers by Purchaser if and when such Stock Inventory is actually sold by Purchaser.

                       (ii) Inventory that is on Watch, To Be Discontinued or Discontinued status (as such Inventory is referenced and carried on Sellers' books and records) (the "Discontinued Inventory") as set forth on Schedule 1.3(c)(ii) shall only be purchased from
                      -------------------
         Sellers by Purchaser if and when such Discontinued Inventory is actually sold by Purchaser.

                       (iii) Inventory related to Customer Accounts that have either terminated their relationship with Sellers (or any one of them) or that have indicated an intention to terminate their relationship with Sellers (or any one of them) (the "Lost Account Inventory") as set forth on Schedule 1.3(c)(iii), shall only be
                                     --------------------
         purchased from Sellers by Purchaser if and when such Lost Account Inventory is actually sold by Purchaser.

                       (iv) Custom Inventory not purchased from Sellers by Purchaser at the Closing pursuant to Section 1.3(a)(iv) shall only be purchased by Purchaser to Sellers if and when such Custom Inventory is actually sold by Purchaser.


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                                    - 7 -


                  (d)  Value of Inventory Purchased; Payment. Except as set
                       -------------------------------------
forth in Section 1.3(e), for purposes of determining the purchase price to be paid by Purchaser to Sellers for the Inventory purchased pursuant to this Agreement, the Inventory (or raw material, as the case may be) purchased hereunder shall be valued at a price equal to Sellers' actual cost of such Inventory (or raw material, as the case may be), as determined pursuant to a physical inventory to be taken jointly by Sellers and Purchaser within Ten
(10) business days prior to the Closing Date and rolled forward in a manner mutually agreed upon between Purchaser and Sellers (the "Seller's Cost"); provided, however, any Inventory purchased by Purchaser pursuant to Section
--------  -------
1.3(c) shall be valued at the lower of Seller's Cost or the market cost as determined based upon the cost that Purchaser could obtain such Inventory, whether internally or from a third party supplier, as reasonably documented (the "Market Cost"); provided, further, if the Market Cost is less than the
                     --------  -------
Seller's Cost, Sellers shall not be obligated to sell such Inventory to Purchaser at the Market Cost. Purchaser shall pay for any Inventory purchased pursuant to Section 1.3(c) within forty five (45) days after the date purchased.

                  (e)  Early Liquidation. Any Inventory not purchased and
                       -----------------
paid for at the Closing in accordance with Sections 1.3(a)(iii) and 1.3(a)(iv), and for which orders have not been placed by Purchaser pursuant to the Transition Services Agreement (as defined in Section 10.1(s)), may be sold by Sellers after Closing only in accordance with this Section 1.3(e).

                       For a period of Five (5) years after the Closing, Sellers shall not, directly or indirectly, sell, transfer, assign, or otherwise convey the Inventory to any person or entity except as follows:

                       (i) Sellers may sell, transfer, assign or convey Inventory at any time to a third party which is (y) located outside of Canada and the United States, and (z) which does not sell or import goods of the same or similar type as the Inventory to Canada or the United States and provided that, in each instance, Sellers do not know or have reason to know that such third party will or intends to resell the Inventory into the United States and/or Canada;

                       (ii) Sellers may sell, transfer, assign or convey Inventory to a third party pursuant to a bona fide offer if Purchaser consents to such sale, which consent will not be unreasonably withheld, and Sellers first give Purchaser the right to purchase the Inventory on at least the same terms as contained in the bona fide offer to the third party, as reasonably documented; provided, however, the purchase price to be paid by
                     --------  -------
         Purchaser for such Inventory shall be the lower of the price contained in the bona fide offer or the purchase price for such Inventory set forth in Section 1.3(d) of this Agreement; or

                       (iii) Sellers may sell, transfer, assign or convey Inventory if Purchaser consents to such sale, transfer, assignment or conveyance, which consent shall not be unreasonably withheld.

                       For purposes of this Section 1.3(e), Purchaser and Sellers agree that it shall not be unreasonable for Purchaser to withhold its consent to a sale, transfer, assignment or other conveyance of Inventory if the sale is to a third party that competes, directly or indirectly, with Purchaser or if Purchaser reasonably believes that the


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                                    - 8 -


         Inventory will be used, sold or otherwise dispersed into the image apparel market in which Purchaser conducts its business.

                  (f)  Dual Classification of Inventory. Sellers expressly
                       --------------------------------
acknowledge and agree that if any Inventory can be classified as Inventory under Section 1.3(a) and may also be classified as Inventory under Section 1.3(c), such Inventory shall be purchased, if at all, pursuant to the terms of Section 1.3(c).

                  (g)  Post-Closing Generic Orders. During the twelve (12)
                       ---------------------------
month period after Closing (with respect only to those orders that relate to a customer that was a customer of Sellers prior to Closing and that have not specified a specific SKU), Purchaser shall use commercially reasonable efforts to fill such orders as follows: (a) with that amount of inventory of Purchaser equal to Purchaser's pro rata share of the total inventory of that type of product sold to such customer by Purchaser and Sellers during the twelve (12) month period prior to Closing; and (b) with that amount of Inventory from Sellers not purchased by Purchaser at Closing equal to Sellers' pro rata share of the total inventory of that type of product sold to such customer by Purchaser and Sellers during the twelve (12) month period prior to Closing.

                  (h)  Sellers' Catalog. Purchaser agrees to sell out of,
                       ----------------
and, at customer's request, provide to customer, Sellers' most recent apparel catalog ("Catalog") until the earlier of (i) April, 2003, or (ii) until such time as no more Inventory is available of the type listed in the Catalog.

         1.4      Allocation of Purchase Price.
                  ----------------------------

                  The Purchase Price shall be allocated among the Fixed Assets, Inventory, Customer Accounts, Accounts Receivable, goodwill and the covenants of Sellers not to compete, all in accordance with Exhibit B
                                                            ---------
attached hereto. This allocation shall be agreed upon prior to Closing. At Closing or thereafter, each party agrees to complete Internal Revenue Service Form 8594, Asset Acquisition Statement under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") consistent with such allocation. No party shall file any return or take a position with any taxing authority that is inconsistent with the allocation agreed to herein.

         1.5      Closing.
                  -------

                  The sale and purchase of the Purchased Assets shall take place at a Closing ("Closing") held by the exchange of documents by mail or other delivery services or at the offices of Thompson Coburn LLP at 10:00 A.M. CDT time on April 19, 2002, except that any party hereto may postpone the Closing if a condition precedent to such party's closing has not been met by such date, but in no event may such party extend closing beyond May 15, 2002 ("Outside Closing Date") unless all parties agree. The date on which Closing occurs is referenced to as the "Closing Date". Closing shall be effective at the close of business on the Closing Date.

         1.6      Inventory Purchases After the Closing Date.
                  ------------------------------------------

                  The parties acknowledge that Purchaser may purchase Inventory from Sellers after the Closing Date pursuant to Section 1.3(c). If, and to the extent that, Purchaser elects to purchase Inventory after the Closing Date, Purchaser shall deliver to Sellers a purchase order (each a "Purchase Order") setting forth the amount and type of Inventory to be purchased, the purchase price of such Inventory (determined in accordance with the terms of Section 1.3(d)) and any other terms of purchase, including shipping information. The obligations and rights of each party with respect to the maintenance of the Inventory, the processing of any orders pursuant to a Purchase Order and the restrictions on the sale of any inventory, including the Inventory, shall be as set forth in the Transition Services Agreement (as defined in Section 10.1(s)).

                                 SECTION 2.
                      ASSUMPTION OF CERTAIN LIABILITIES
                      ---------------------------------

         2.1      Assumed Liabilities.
                  -------------------

                  The Purchased Assets shall be sold and conveyed to Purchaser free and clear of all Liens except for Liens set forth on Schedule
                                                                    --------
3.7(a). After the Closing Date, Purchaser shall assume and discharge only
------
those obligations and liabilities relating to the Customer Accounts and Assumed Contracts arising and accruing after the Closing Date (collectively the "Assumed Liabilities").

         2.2      Non-Assumed Liabilities.
                  -----------------------

                  Except as specifically set forth in Section 2.1, Purchaser hereby assumes no other liabilities of Sellers (including, without limitation, no liabilities, claims or actions alleging or relating to any tort, product liability, environmental liability, taxes, or breach of contract or otherwise seeking damages and relating to the operation of the Business prior to the Closing Date, and no liabilities arising from or relating to the Excluded Assets). The liabilities of Sellers which are not assumed by Purchaser pursuant to this Agreement are hereinafter collectively referred to as the "Non-Assumed Liabilities". Without limiting the generality of this Section 2.2 and notwithstanding any other provision of this Agreement to the contrary, each of the following is a Non-Assumed Liability of Sellers which Purchaser does not assume:

                  (a) Any of Sellers' obligations hereunder;

                  (b) Any liability of Sellers arising from, or in connection with, the conduct of the Business prior to Closing or the ownership of the Business or the Purchased Assets by Sellers prior to the Closing, including, without limitation, any such liabilities arising by reason of any violation or claimed violation by Sellers, by acts or events or omissions arising or occurring prior to the Closing, of any federal, state or local law, rule, regulation, ordinance or any requirement of any governmental body;

                  (c) Any liability of Sellers related to or arising out of the Excluded Assets;

                  (d) Any liability of Sellers for any Taxes;

                  (e) Any liability arising out of the employment or termination of employment of any person employed in the Business or any other business of Sellers;

                  (f) any liabilities or obligations relating to or arising from the ownership, use or operation of any real property owned, used or operated by Sellers;

                  (g) any liability of Sellers arising out of or related to past, present or future litigation involving Sellers as the owners and/or operators of the Business and/or the Purchased Assets prior to Closing, whether the relevant cause of action accrues before, on or after the Closing Date;

                  (h) any liability of Sellers or any present or former director or officer of Sellers arising from any claim, action or proceeding, including, without limitation, any derivative action, brought by or on behalf of any present or former holder of any debt or equity security of Sellers or by any lender to Sellers, including, without limitation, any liability arising from any indemnification, reimbursement or advance in connection therewith;

                  (i) Any liability under any employee benefit plan of or sponsored by Sellers including, without limitation, any 401(k) plan or any other "employee pension benefit plan" as defined in Section 3(2) of ERISA;

                  (j) Any trade accounts payable relating to the operation of the Business prior to the Closing; and

                  (k) Any liability that represents amounts past due or contractually due on or prior to the Closing Date, including any amounts owing under any of the Assumed Contracts on or prior to Closing.

                                 SECTION 3.
        REPRESENTATIONS, WARRANTIES AND RELATED AGREEMENTS OF SELLERS
        -------------------------------------------------------------

         Sellers, jointly and severally, represent and warrant to Purchaser as of the date hereof, which representations and warranties shall be true and accurate in all respects as of the Closing Date as if such representations and warranties had been made at the Closing Date, as follows:

         3.1      Corporate Matters.
                  -----------------

                  Each of the Sellers (a) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, (b) is in good standing and qualified to do business in all jurisdictions where such qualification is required by law except where the failure to be so qualified would not have a Material Adverse Effect on the Business or the Purchased Assets, and (c) has all requisite corporate power and authority to own and lease its properties and to carry on the Business as now being conducted. As used in this Agreement, "Material Adverse Effect" shall mean any condition, change or effect (or series of related conditions, changes or effects) that individually or in the aggregate is, or is reasonably likely to be substantially or significantly adverse to (i) the condition (financial or otherwise), results of operations, business, assets or liabilities of the Business; (ii) the validity or enforceability of this Agreement; or (iii) the ability of such person to perform its obligations under this Agreement.

         3.2      Authorization of Transaction.
                  ----------------------------

                  Each of the Sellers has the full right, power and authority to sell, assign and deliver the Purchased Assets and the Business to Purchaser, and to assign all Customer Contracts, Customer Accounts, Accounts Receivable and Assumed Contracts. Each Seller has the full power and lawful authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of the Sellers has been duly authorized by the Board of Directors of each such Seller by appropriate action taken, and with respect to Subsidiary, the shareholders of Subsidiary by appropriate action taken, and no further action is or will be necessary on the part of each such Seller to make this Agreement valid and binding upon such Seller in accordance with its terms.

         3.3      Effect of Agreement.
                  -------------------

                  This Agreement constitutes a legal, valid and binding obligation of each of the Sellers enforceable in accordance with its terms, and each of the documents to be executed and delivered by each of the Sellers pursuant to this Agreement will constitute a valid and binding obligation of such Seller enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the "Enforceability Exceptions"). Except as would not have a Material Adverse Effect, the execution of this Agreement and consummation of the transactions contemplated hereby do not constitute or result in a breach or default (or an event which with notice or lapse of time or both could become a default) under or result in any violation of (a) any agreement or instrument to which such Seller is a party or of such Seller's articles of incorporation or by-laws, (b) any order, judgment, decree, license, permit, laws, statutes, rules or regulation to which such Seller is subject or (c) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assumed Contract or Customer Contract. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Lien upon the Business or any of the Purchased Assets.

         3.4      Consents and Approvals.
                  ----------------------

                  Except as set forth on Schedule 3.4, no consent, approval,
                                         ------------
order or authorization of, or registration, declaration or filing with, any person on the part of any Seller is required in connection with its execution or delivery of this Agreement and the other agreements or documents required to be delivered by Sellers hereunder or the consummation of the sale of the Purchased Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement or the other agreements or documents required to be delivered hereunder by Sellers. All such consents, if any, shall be obtained prior to the Closing, except for those consents set forth on Schedule 3.4.
                                                             ------------

         3.5      Financial Statements.
                  --------------------

                  Parent has previously delivered, or caused to be delivered, to Purchaser true and complete copies of (i) the unaudited consolidated balance sheets of the Business as of January 27, 2001 and January 29, 2000 and the related unaudited consolidated statements of income for the year ended January 27, 2001, January 29, 2000 and January 30, 1999, and (ii) the unaudited balance sheets of the Business as of October 27, 2001, the related unaudited consolidated statements of income for the periods ended October 27, 2001 and October 28, 2000 (collectively, the "Financial Statements"). The Financial Statements were prepared by Parent from its books and records, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, include a fair presentation in all material respects of the consolidated assets and liabilities and consolidated results of operations of the Business as of and for the periods presented.

         3.6      No Adverse Change.
                  -----------------

                  Since October 27, 2001, there has been no: (a) adverse change in the Business or the Purchased Assets, other than changes in the ordinary course of business; (b) transactions by Sellers, other than in the ordinary course of business, none of which have had any Material Adverse Effect on the Business or the Purchased Assets; (c) sale, transfer or other disposition of any significant asset used in the Business other than direct sales of merchandise in the ordinary course of business; (d) change in accounting methods or practices of Sellers (including, without limitation, depreciation and amortization practices); (e) destruction, damage to, or loss of any asset (whether or not covered by insurance) that had or has a Material Adverse Effect on the Business or the Purchased Assets, individually or in the aggregate; (f) material change in the manner of conducting the Business, including, without limitation, changes in its delivery system (other than any change in routing consistent with past practice), new merchandise put in service or amounts of inventory per account; or (g) change in the general pricing policy in the Business or any "across the board" price increase for the Business goods and services.

         3.7      Title to and Condition of Purchased Assets.
                  ------------------------------------------

                  (a) Sellers have good and marketable title to all of the Purchased Assets owned by them, free and clear of any and all Liens, except
(i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, (ii) Liens shown and described in the Financial Statements, and (iii) Liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like, and (iv) those Liens set forth on Schedule 3.7(a) (collectively, "Permitted Liens").
                   ---------------

                  (b) For purposes of this Agreement, "Lease" means any written or oral lease, sublease or rental agreement (and any related contract, agreement, commitment, arrangement, undertaking or understanding) included as part of the Purchased Assets and all amendments, modifications and supplements thereof and waivers and consents thereunder pursuant to which any Seller leases, subleases or rents any real or personal property, either as lessor, lessee, landlord or tenant. Schedule 3.7(b) lists all Leases.
                                       ---------------
Schedule 3.7(b) describes all oral Leases required to be disclosed hereunder
---------------
and true and complete copies of all written Leases required to be disclosed shall be made available prior to the Closing to Purchaser. With respect to each of the Leases: (i) neither Sellers (or any one or more of the Sellers) nor, to the best knowledge of Sellers, any other party to such Lease, is in material default in connection with such Lease; (ii) no act or event has occurred which, with notice or lapse of time or both, would, or is reasonably likely to, constitute a material default under such Lease with respect to any Seller or any other party; (iii) no Seller has given or received any notice of cancellation or termination in connection with such Lease; (iv) such Lease is the valid and binding agreement of the Seller which is party thereto, is in full force and effect and is enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions; and (iv) except as disclosed in Schedule 3.7(b),
                                                           ---------------
such Leases will not require consents of the other parties thereto in order to be assigned to Purchaser hereunder.

                  (c) Except as set forth on Schedule 3.7(c), the Purchased
                                             ---------------
Assets are in good working condition, have been and will be properly maintained through the Closing, and are not in need of repair or replacement. All Inventory included in the Purchased Assets was acquired and has been maintained in accordance with the normal and regular business practices of Sellers and consists of items of a quality and quantity useable in the ordinary course of the Business. The level of Inventory included in the Purchased Assets on the Closing Date shall be sufficient in quantity and quality to service the Customer Accounts in Sellers' normal manner.

         3.8      Compliance with Applicable Laws.
                  -------------------------------

                  Sellers have conducted the Business, and the Purchased Assets have been held and used in a manner which complies with all applicable laws, ordinances, regulations, decrees and orders, of the United States and all other applicable governmental entities, except to the extent that the failure to comply would not have a Material Adverse Effect on the Business.

         3.9      Employment Contracts; Restrictive Covenants Agreements.
                  ------------------------------------------------------

                  Except as set forth in Schedule 3.9(a), all Business
                                         ---------------
employees (including each key management personnel and salesperson) of Sellers who customarily have direct contact with the Customer Accounts have executed written non-competition agreements in the form attached hereto as
Schedule 3.9(b) and such non-competition agreements are in full force and
---------------
effect. The Restrictive Covenant Agreements, to the extent assignable, will be assigned to Purchaser at Closing and all original signature copies of such Restrictive Covenant Agreements for current employees shall be delivered to Purchaser at or prior to Closing.

         3.10     Employee Compensation.
                  ---------------------

                  Set forth on the attached Schedule 3.10 are the names,
                                            -------------
positions, dates of hire and current annualized compensation, which includes customary bonuses and commissions, of every person identified on Schedule
                                                                 --------
3.10. Such Schedule includes all raises promised to such employees for
----
current or future periods.

         3.11     Customer Contracts; Assumed Contracts; Customer Accounts.
                  --------------------------------------------------------

                  (a) Schedule 3.11(a) lists (i) all customers of Sellers in
                      ----------------
the Business whose Inventory requirements are unique to that customer indicating: (A) which customers have contracts with Sellers; (B) which customers do not have contracts with Sellers; (C) which customers have contracts requiring that customer to purchase all or a portion of such customer's Inventory upon termination of its relationship with Sellers (the "Guaranty") and the amount of such Guaranty; (D) the value of Inventory held for each such customer as of the Closing Date; (ii) all customers of Sellers in the Business that purchased more than $200,000 of merchandise from Sellers in the aggregate during each fiscal year 2001 and 2002 or are reasonably expected to purchase more than $200,000 of merchandise during fiscal year 2003; and (iii) a list of all other written Customer Contracts (exclusive of purchase orders received from customers in the ordinary course of business) related to the Customer Accounts.

                  (b) Sellers have delivered to Purchaser true, complete and accurate copies of all of the Assumed Contracts. All Assumed Contracts are legal, valid, binding, in full force and effect and enforceable against Sellers (or any one or more of them), and, to the knowledge of Sellers, against each other party thereto. There does not exist under any Assumed Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of Sellers (or any one or more of them) or, to the knowledge of Sellers, any other person. The enforceability of all Assumed Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement (except that any Assumed Contract assumed by Purchaser may be enforceable by Purchaser and not Sellers), and no Assumed Contract contains any change in control or similar terms or conditions that will become applicable as a result of the consummation of the transactions contemplated by this Agreement; provided,
                                                                 --------
however, it is understood that certain of the Assumed Contracts may require
-------
the consent of the other parties thereto to assign the same, which consents Sellers shall obtain prior to the Closing.

                  (c) Except as set forth on Schedule 3.11(c), no Customer
                                             ----------------
Account has materially delayed or decreased or terminated, or to Sellers' knowledge, threatened to materially delay or decrease or terminate, or given notice of its intention to materially delay or decrease or terminate its usage of Sellers' services or products.

         3.12     Consents of Customers.
                  ---------------------

                  All consents (if they are required) from Sellers' present customers needed to enable Purchaser to assume the Customer Contracts and continue the Business without interruption shall be received prior to Closing. Only those Customer Accounts listed on Schedule 3.12 hereto require
                                                -------------
consent before the assignment of their Customer Contract.

         3.13     Accounts Receivable.
                  -------------------

                  Schedule 3.13 attached hereto sets forth all Accounts
                  -------------
Receivable in existence as of March 23, 2002 for the Parent and April 1, 2002 for the Subsidiary and all such accounts receivable, notes receivable and claims arising from such date through Closing, represent or will represent, valid claims against the obligors thereof which arose in the ordinary course of business and no entitlements to or claims of offset or reduction have been made or exist except to the extent specifically set forth in Schedule 3.13.
                                                     -------------

         3.14     Supplier Problems.
                  -----------------

                  Sellers know of no problems with suppliers that would likely result in the termination of the source of supply of a material product. All of Sellers' commitments with suppliers are set forth in
Schedule 3.14 to the Agreement. Sellers have delivered to Purchaser copies
-------------
of all Supply Agreements and all material information relating to Sellers' relationship and arrangements with Sellers' suppliers.

         3.15     Insurance Coverage.
                  ------------------

                  Sellers maintain policies of fire, liability and other forms of insurance covering the Business and the Purchased Assets in amounts and against such losses and risks as are generally maintained for comparable businesses and properties and such insurance will be maintained through Closing.

         3.16     Intellectual Property; Patents; Trademarks, Trade Names.
                  -------------------------------------------------------

                  All Intellectual Property and all contracts, agreements, commitments and understandings relating to the use or license of technology, know-how or processes by Sellers that are included as part of the Purchased Assets (the "Intellectual Property Licenses") are listed in Schedule 1.1(e).
                                                            ---------------
Except as disclosed in Schedule 3.16 with respect to all Intellectual
                       -------------
Property that is included in the Purchased Assets: (a) Sellers own (free and clear of all Liens other than Permitted Liens), or has the right to use, all Intellectual Property, whether under Intellectual Property Licenses or otherwise, included in the Purchased Assets; (b) the consummation of the sale of the Purchased Assets and the other transactions contemplated by this Agreement will not materially alter or impair any such rights or require any consent or approval; and (c) no Intellectual Property owned, licensed or used by Sellers or Intellectual Property License of Sellers is the subject of a lawsuit or any other proceeding, nor, within the three most recently completed fiscal years of the Sellers, has any party challenged or, to the best knowledge of Sellers, threatened to challenge Sellers' right to use such Intellectual Property or Intellectual Property License or application for any of the foregoing.

         3.17     Full Disclosure.
                  ---------------

                  No representation or warranty by Sellers set forth in this Agreement, whether in this Section 3 or otherwise, nor any statement, schedule or certification furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                                 SECTION 4.
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER
                 -------------------------------------------

         Purchaser represents and warrants to Sellers as of the date hereof, which representations and warranties shall be true and accurate in all respects as of the Closing Date as if such representations and warranties had been made at the Closing Date, as follows:

         4.1      Corporate Matters.
                  -----------------

                  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         4.2      Authorization of Transaction.
                  ----------------------------

                  Purchaser has full right, power and authority to purchase the Purchased Assets from Sellers. Purchaser has full power and lawful authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by the Board of Directors of Purchaser by appropriate action taken. No further action is or will be necessary on the part of Purchaser to make this Agreement valid and binding upon Purchaser in accordance with its terms.

         4.3      Effect of Agreement.
                  -------------------

                  This Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms and each of the documents to be executed and delivered by Purchaser pursuant to this Agreement will constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms except to the extent of the Enforceability Exceptions. Except as would not have a Material Adverse Effect, the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute or result in a breach or default (or an event which with notice of lapse of time or both could become a default) under or result in any violation of (a) any agreement or instrument to which Purchaser is a party or Purchaser's articles of incorporation or by-laws, or (b) any order, judgment, decree, license, permit, statute, law, rule or regulation to which Purchaser is subject.

         4.4      Consents and Approvals.
                  ----------------------

                  The execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder do not require the consent, approval or action of or any filing with or notice to any other person, firm or corporation.

         4.5      Litigation.
                  ----------

                  There are no actions, suits, investigations or proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser at law or in equity or before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which would effect Purchaser's ability to consummate the transaction referenced herein.

         4.6      Employees.
                  ---------

                  Schedule 3.10 sets forth the names of all persons employed by Sellers in the Business which Purchaser desires to offer employment or other arrangement after the Closing.

         4.7      Full Disclosure.
                  ---------------

                  No representation or warranty by Purchaser in this Agreement, whether in this Section 4 or otherwise, nor any statement, schedule or certification furnished or to be furnished to Sellers pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                                 SECTION 5.
                          PURCHASER'S DUE DILIGENCE
                          -------------------------

         5.1      Access to Records; Examination.
                  ------------------------------

                  During the period prior to the Closing Date, Sellers will give to Purchaser and its counsel, accountants, actuaries and other expert persons and other representatives, full access, during normal business hours upon reasonable notice, to the Purchased Assets, books, Customer Contracts, contracts (including the Assumed Contracts), commitments and other records (including computer files, retrieval programs and other documentation) relating to the Business and will furnish Purchaser and such representatives, during such period, with all such information and data concerning the affairs of Sellers and the Business as Purchaser or such representatives reasonably may request for the purposes of verifying the representations and warranties made herein and further investigating the business and affairs of Sellers relating to the Business prior to the Closing, including the financial condition and profit margins of the Business, and verifying that there are no facts, conditions or trends that, in Purchaser's reasonable business judgment, have a reasonable likelihood of materially and adversely affecting the value of the Business or the Purchased Assets. In furtherance thereof, Sellers will permit Purchaser, in the presence of Sellers' representatives unless Sellers otherwise consent, to make contact with members of management of the Business and with such other persons, firms or corporations with which the Sellers have been conducting business, including the customers of Sellers.

         5.2      Update of Schedules.
                  -------------------

                  At the Closing, Sellers will provide updates of all Schedules attached hereto through the Closing Date to reflect changes thereto, including those which have been approved by Purchaser, and further including changes to any representations and warranties in Section 3 as to which no Schedules have been created as of the date hereof but as to which a Schedule would have been required to have been created on or before the date hereof if such changes had existed on the date hereof. Notwithstanding the foregoing, (i) the delivery of any updated Schedule pursuant to this Section 5.2 shall not cure any breach of any representation and warranty requiring disclosure of any matter prior to or on the date of this Agreement or otherwise limit or affect the remedies available hereunder to Purchaser; and (ii) if such updated disclosure schedule discloses any matters that, in the reasonable opinion of Purchaser, would result, or would be reasonably likely to result, in a Material Adverse Effect on the Business or the Purchased Assets, Purchaser may terminate this Agreement without liability whatsoever.

                                 SECTION 6.
                            COVENANTS OF SELLERS
                            --------------------

         Sellers, jointly and severally, covenant and agree that between the date hereof and the Closing Date, they will comply with all provisions of this Section 6 except to the extent that Purchaser may otherwise consent in writing.

         6.1      No Change in Business.
                  ---------------------

                  Until Closing, Sellers will cause the Business to be conducted only in the ordinary course, and will use reasonable efforts to preserve goodwill and all material business relationships with Sellers' suppliers, customers and employees relating to the Business. Sellers will continue their normal maintenance programs for the Purchased Assets. Sellers will not increase benefits or increase the compensation or salary paid or payable by Sellers to any officer, partner, agent, representative or employee of Sellers in the Business without the written consent of Purchaser. Except in the ordinary course of business, Sellers will not modify, amend, cancel or terminate any of the Customer Contracts or the Assumed Contracts or implement any general increase in prices for its goods and services as such relates to the Business.

         6.2      Records.
                  -------

                  Sellers will maintain books, accounts and records of the Business in the usual, regular and ordinary manner and will not perform any act, the direct or indirect effect of which would be to change, alter or modify any acts or practices of Sellers or the manner of record keeping or the manner of maintaining books, accounts and records of the Business. Any changes in the manner of maintaining such records of the Business will be promptly reported by Sellers to Purchaser in writing.

         6.3      Management.
                  ----------

                  Sellers will each use their best efforts to preserve the business organization of the Business intact and to keep its present goodwill with and relationships with and to keep available to Purchaser the services of those persons set forth on Schedule 8.7.

         6.4      Customer Contracts.
                  ------------------

                  Sellers will not enter into any commitments with new Business customers that will continue after the Closing without the prior written consent of Purchaser; provided, however, this section does not
                              --------  -------
include purchase orders entered into in the ordinary course of business prior to Closing where such order will be shipped after Closing.

         6.5      Retention of Customer Accounts.
                  ------------------------------

                  Sellers will use their respective best efforts and will take all reasonable steps to retain the patronage of all Customer Accounts (whether existing business or business obtained after the date hereof). Sellers will promptly notify Purchaser of any Customer Account which terminates, threatens to terminate or gives notice of termination to Sellers on or before the Closing Date.

         6.6      Inventory.
                  ---------

                  Except as set forth on Schedule 6.6, from the date of this
                                         ------------
Agreement through the Closing Date, Sellers will maintain stocks of Inventory at levels sufficient in quantity and quality to service the Customer Accounts in accordance with Sellers' normal manner and in accordance with Sellers' past practices.

         6.7      Assistance with Employment Efforts.
                  ----------------------------------

                  Prior to the Closing, Sellers will assist Purchaser in Purchaser's efforts to employ after the Closing Date any of the Business employees selected by Purchaser. Unless prohibited by law, Sellers will permit Purchaser to conduct employment evaluations of such Business employees (through physicals, drug testing, telescreen and other means normally used by Purchaser).

         6.8      Insurance.
                  ---------

                  Sellers shall maintain their property and liability insurance with respect to the Business and the Purchased Assets in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement.

         6.9      Consents and Closing Conditions.
                  -------------------------------

                  Sellers shall: (a) obtain such consents, approvals, authorizations and waivers from third parties and to take other actions as may be required in order to fulfill the Closing conditions which are within Sellers' control; (b) cause the representations and warranties of Sellers in
Section 3 to be true and correct on and as of the Closing Date and (c) provide Purchaser with all other information or assistance reasonably requested by Purchaser to bring about the consummation of the transactions contemplated in this Agreement in accordance with Section 5.1.

         6.10     Corporate Transactions.
                  ----------------------

                  Sellers and their respective directors, officers, employees, representatives, advisors or agents (including, without limitation, any investment banker, attorney or accountant retained by Sellers or any of their affiliates) shall immediately cease all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to the acquisition or exchange of all or any portion of the assets or securities of Sellers if such acquisition or exchange would adversely affect Purchaser's rights to purchase the Purchased Assets and the Business in accordance with the terms of this Agreement or any business combination, merger, consolidation or similar transaction with or involving Sellers if such business combination, merger, consolidation or other transaction would adversely affect Purchaser's rights to purchase the Purchased Assets and the Business (an "Acquisition Transaction"). Neither Sellers or any of their affiliates nor any of their respective directors, officers, employees, representatives, advisors or agents (including, without limitation, any investment banker, attorney or accountant retained by Sellers or any of their affiliates) shall directly, or indirectly encourage, solicit, participate in or initiate discussions or negotiations with, or provide information to, any corporation, partnership, limited liability company, person or other entity or group (other than Purchaser or any of its affiliates) with respect to any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal directly to the shareholders of Sellers) concerning an Acquisition Transaction (an "Acquisition Proposal"). Purchaser acknowledges that Parent is negotiating the sale of its healthcare business to Medline.

         6.11     Notice of Developments.
                  ----------------------

                  From the date hereof through the Closing Date, Sellers shall promptly notify Purchaser of any development affecting the Purchased Assets, the Business, the financial condition, operations or results of operations of the Business or any material development adversely affecting Sellers' ability to consummate the transactions contemplated herein.

                                 SECTION 7.
                           COVENANTS OF PURCHASER
                           ----------------------

         Purchaser shall (a) obtain such consents, approvals, authorizations and waivers from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within its control; (b) cause the representations and warranties of Purchaser in Article 4 to be true and correct on and as of the Closing Date, and (c) provide Sellers with all other information or assistance requested by Sellers to bring about the consummation of the transactions contemplated in this Agreement.

                                 SECTION 8.
                     CONDITIONS TO CLOSING BY PURCHASER
                     ----------------------------------

         The obligation of Purchaser to consummate on the Closing Date the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Purchaser, prior to or concurrently with the Closing on the Closing Date, of the conditions set forth as follows, each of which is hereby individually deemed material:

         8.1      Accuracies of Representations and Warranties of Sellers.
                  -------------------------------------------------------

                  Examination by Purchaser shall not have disclosed any material inaccuracies in the representations and warranties of Sellers, and such representations and warranties shall be true and correct at and as of the Closing Date with the same effect as though such representations were made at and as of such date. It is understood that in determining whether there has been a material misrepresentation or Material Adverse Effect, all occurrences and adverse events shall be aggregated to determine the applicability or breach of the provisions of this Agreement.

         8.2      Compliance with Certain Provisions.
                  ----------------------------------

                  Sellers shall have performed all covenants and obligations to be performed by them under this Agreement prior to the Closing Date and shall have delivered all documents required to be delivered hereunder.

         8.3      No Material Change.
                  ------------------

                  There shall have been no material adverse change in the Purchased Assets or the Business and Sellers shall not have suffered any substantial loss or damage to its properties or Purchased Assets or the Business, whether or not insured, that would materially affect or impair the conduct of the Business or the ownership of the Purchased Assets.

         8.4      Permits and Consents.
                  --------------------

                  Sellers shall have secured all appropriate orders, consents, approvals and clearances to be obtained by Sellers, in form and substance reasonably satisfactory to Purchaser, by and from all third parties, including, but not limited to, all customers to enable Purchaser to assume the Customer Contracts and all governmental or regulatory authorities, whose order, consent and approval or clearance is required by contract or applicable law for the consummation of the sale of the Purchased Assets and the other transactions herein contemplated.

         8.5       Certificate of Seller.
                  ----------------------

                  Each Seller shall have delivered to Purchaser its certificate certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Sections 8.1, 8.2, 8.3 and
8.4 hereof.

         8.6      Closing Documents.
                  -----------------

                  Purchaser shall have, prior to or contemporaneously with this Agreement, received the agreements, certificates and/or documents required to be delivered to Purchaser pursuant to this Agreement, including the deliveries required under Section 10.1.

         8.7      Key Employees.
                  -------------

                  Purchaser shall have obtained (a) executed employment agreements, commitments of employment or similar type of agreements or commitments, satisfactory to Purchaser, from those employees of Sellers set forth on Schedule 8.7 or (b) assignable non-solicitation agreements from
         ------------
such employees on terms reasonably satisfactory to Purchaser.

         8.8      No Proceedings.
                  --------------

                  On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending by someone other than a party to this Agreement before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

         8.9      Schedules.
                  ---------

                  All of the Schedules to be delivered at the Closing pursuant to Sections 1.1 and 1.3 and shall be mutually agreed upon in good faith by Purchaser and Sellers.

                                 SECTION 9.
                      CONDITIONS TO CLOSING BY SELLERS
                      --------------------------------

         The obligation of Sellers to consummate on the Closing Date the transactions to be consummated by it pursuant to this Agreement shall be subject to the satisfaction, prior to the Closing, of the following:

         9.1      Accuracy of Representations and Warranties of Purchaser.
                  -------------------------------------------------------

                  Examination by Sellers shall not have disclosed any material inaccuracies in the representations and warranties of Purchaser set forth herein, and such representations and warranties shall be true and correct in all material respects at and as of the Closing Date with the same effect as if such representations were made at and as of such date. It is understood that in determining whether there has been a material misrepresentation or Material Adverse Effect, all occurrences and adverse events shall be aggregated to determine the applicability or breach of the provisions of this Agreement.

         9.2      Compliance with Certain Provisions.
                  ----------------------------------

                  Purchaser shall have performed all obligations to be performed by Purchaser under this Agreement prior to or at the Closing Date and shall have delivered all documents required to be delivered hereunder.

         9.3      Permits and Consents.
                  --------------------

                  Purchaser shall have secured all appropriate orders, consents, approvals and clearances to be obtained by Purchaser, in form and substance reasonably satisfactory to Sellers, by and from all third parties, including, but not limited to, governmental or regulatory authorities, whose order, consent and approval or clearance is required by contract or applicable law for the consummation of the sale of the Purchased Assets and the other transactions herein contemplated.

         9.4      Certificate of Purchaser.
                  ------------------------

                  Purchaser shall have delivered to Sellers its certificate certifying in such detail as Sellers may reasonably specify the fulfillment of the conditions set forth in Sections 9.1, 9.2 and 9.3 hereof.

         9.5      No Proceedings.
                  --------------

                  On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending by someone other than a party to this Agreement before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

         9.6      Closing Documents.
                  -----------------

                  Sellers shall have, prior to or contemporaneously with this Agreement, received the agreements, certificates and/or documents required to be delivered to Sellers by Purchaser pursuant to this Agreement, including the deliveries required pursuant to Section 10.2.

         9.7      Schedules.
                  ---------

                  All of the Schedules to be delivered at the Closing pursuant to Sections 1.1 and 1.3 shall be mutually agreed upon in good faith by Purchaser and Sellers.

                                SECTION 10.
                            DELIVERIES AT CLOSING
                            ---------------------

         10.1     Documents to be Delivered by Sellers.
                  ------------------------------------

                  At the Closing, Sellers will deliver (or, in the case of Section 10.1(n), use their reasonable best efforts to cause such employees to deliver) to Purchaser:

                  (a) an executed bill of sale in the form of Exhibit C (the
                                                              ---------
"Bill of Sale") and other instruments of transfer and conveyance deemed necessary or appropriate by Purchaser to convey the Purchased Assets to Purchaser as of the Closing Date, all in form and substance reasonably satisfactory to Purchaser and executed by Sellers (the "Transfer Documentation");

                  (b) an Assignment and Assumption Agreement in the form of Exhibit D (the "Assignment and Assumption Agreement") executed by Sellers
---------
regarding the assignment and assumption of the Assumed Contracts and the Customer Contracts;

                  (c) an Assignment of the Restrictive Covenant Agreements in the form of Exhibit E (the "Restrictive Covenant Assignment"), executed
               ---------
by Sellers;

                  (d) copies certified by each of the Secretaries of Sellers of the resolutions of each Sellers' Board of Directors, and with respect to each Subsidiary, such Subsidiary's shareholders, approving this Agreement and authorizing the transactions contemplated hereby;

                  (e) written consents of each party whose consent to the transactions contemplated hereby is required;

                  (f) custody to all of Sellers' books, records, papers and other documents related to the Purchased Assets, including all ledger records, accounts records, inventory records, accounting records and related records, copies of other records or documents concerning its customers, suppliers and other matters relating to the Purchased Assets and the Business;

                  (g) a copy of the Articles of Incorporation of Parent as certified by the Secretary of State of the State of Missouri;

                  (h) a copy of the Articles of Incorporation (or local law equivalent) of each Subsidiary as certified by the Secretary of State of its respective state or jurisdiction of incorporation or organization;

                  (i) Certificate of Good Standing for Parent as certified by the Secretary of State of the State of Missouri, dated within Ten (10) days of the Closing Date;

                  (j) Certificate of Good Standing or local law equivalent for each Subsidiary, dated within Ten (10) days of the Closing;

                  (k) a Certificate of Amendment to Sally Fourmy's Articles of Incorporation or local equivalent changing its name from "Sally Fourmy" to any available name determined by Sellers and reasonably approved by Purchaser, as certified by the Secretary of State or local equivalent of its respective state or jurisdiction of incorporation or organization;

                  (l) the License Agreement executed by each Seller;

                  (m) a non-competition and non-disclosure agreement executed by each Seller in the form of Exhibit F (the "Non-Compete
                                       ---------
Agreement");

                  (n) employment agreements or similar type of agreements or non-solicitation agreements, in form satisfactory to Purchaser, from each of Sellers' key employees as set forth on Schedule 8.7;
                                       ------------

                  (o) the closing certificate required pursuant to Section 8.5;

                  (p) opinion of Thompson Coburn LLP in the form of Exhibit G;
                                                                    ---------

                  (q) an instrument authorizing Purchaser and its representatives to endorse in Sellers' names any checks, drafts, notes or other documents received in payment with respect to the conduct of the Business after the Closing Date;

                  (r) possession of the Purchased Assets;

                  (s) the Transition Services Agreement (the "Transition Services Agreement") in the form of Exhibit H, executed by each Seller,
                                    ---------
regarding each party's obligations and rights relating to the excess Inventory purchased by Purchaser hereunder that is not immediately transferred after the Closing from Sellers' facilities to Purchaser's facilities and the Inventory that is purchased by Purchaser after the Closing Date pursuant to Section 1.6; and

                  (t) a confidentiality agreement executed by Sellers and Medline Industries, Inc. in the form of Exhibit I (the "Confidentiality
                                        ---------
Agreement").

         10.2     Documents to be Delivered by Purchaser.
                  --------------------------------------

                  At the Closing, Purchaser will deliver to the Sellers:

                  (a) the Closing Payments;

                  (b) the Assignment and Assumption Agreement executed by Purchaser;

                  (c) the Restrictive Covenants Assignment executed by
Purchaser;

                  (d) certified copy of the resolutions of the Board of Directors of Purchaser approving this Agreement and authorizing the transactions contemplated hereby;

                  (e) Certificate of Good Standing of Purchaser as certified by the Secretary of State of the State of Nevada, dated within Ten (10) days of the Closing Date;

                  (f) the closing certificate required pursuant to Section 9.4; and

                  (g) opinion of Keating, Muething & Klekamp, P.L.L. in the form of Exhibit J;
        ---------

                  (h) the Transition Services Agreement executed by
Purchaser; and

                  (i) the Confidentiality Agreement executed by Purchaser.

                                SECTION 11.
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES/INDEMNIFICATION
         ----------------------------------------------------------

         11.1     Survival of Representations and Warranties.
                  ------------------------------------------

                  The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, but only to the extent specified below:

                  (a) Except as set forth in clauses (b) and (c) below, the representations and warranties contained in Section 3 and Section 4 shall survive for a period of eighteen (18) months after the Closing Date.

                  (b) Notwithstanding the above limitations, (i) indemnification for claims resulting from a fraudulent breach of any representation or warranty under this Agreement; (ii) claims by Purchaser under Sections 11.2(b) and 11.2(d) through 11.2(g); and (iii) claims by

Sellers under Sections 11.5(b), 11.5(d) and 11.5(e) shall survive indefinitely. Indemnification for claims under Section 11.2(c) or 11.5(c) resulting from a breach of any covenant or agreement to be performed after Closing shall survive for the applicable statute of limitations.

                  (c) If a party shall have given written notice of any claim within the applicable survival period, the representations and warranties and covenants and agreements as they relate solely to such claim shall survive until such time as the claim is resolved.

         11.2     Indemnification by Sellers.
                  --------------------------

                  Sellers, jointly and severally, covenant and agree to defend, indemnify and hold harmless Purchaser and its affiliates and their respective officers, directors and employees (collectively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all claims, demands, liabilities, strict liabilities, obligations, losses, fines, costs, expenses, royalties, litigation, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and reasonable out-of-pocket expenses and reasonable attorneys' and accountants' fees and reasonable expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

                  (a) any inaccuracy of any representation or warranty when made or deemed made by Sellers herein;

                  (b) Sellers' conduct of the Business or ownership of the Purchased Assets prior to Closing, including, without limitation, any returns of products shipped prior to Closing as set forth in Section 11.9;

                  (c) any failure of Sellers to perform any covenant or agreement to be performed after Closing under this Agreement on a timely basis, to the extent that such failure to perform is not cured by Sellers within ten (10) business days of receipt of written notice thereof from Purchaser;

                  (d) any Excluded Asset or any third party claim or other liabilities arising or accruing from the Business or the Purchased Assets prior to Closing;

                  (e) any Non-Assumed Liabilities;

                  (f) any and all liabilities for Taxes of Sellers;

                  (g) any claim, action, suit, investigation or proceeding relating to or alleging any violation of applicable bulk transfer laws in connection with the transactions contemplated by this Agreement; and

                  (h) all actions, suits, proceedings, demands, assessments or judgments incident to any of the foregoing.

The foregoing matters giving rise to Purchaser's right to indemnification hereunder are hereinafter referred to as "Purchaser Claims".

         11.3     Reimbursement.
                  -------------

                  Sellers agree to reimburse the Purchaser Indemnitees, on demand, for any Losses incurred by such Purchaser Indemnitees at any time after the Closing Date hereof in respect of any Purchaser Claim to which the foregoing indemnity relates; provided, however, that within a reasonable
                             --------  -------
time after Purchaser receives notice of such Purchaser Claim, it must notify Sellers of such Purchaser Claim, but the omission to so notify Sellers shall not release Sellers from any liability which Sellers have or may have to Purchaser except to the extent Sellers actually have been prejudiced by such failure to give notice. In the event of such notice, Sellers shall be entitled to participate in and to assume the defense of any action, with counsel reasonably satisfactory to Purchaser, if Sellers promptly notify Purchaser of their intention to do so, and keep Purchaser fully informed as to all matters relating to the defense and settlement of such action. Sellers shall in no case settle or compromise a Purchaser Claim or consent to the entry of judgment, in either case other than solely for money damages, without the prior written consent of Purchaser if such settlement, compromise or judgment would adversely affect the rights of Purchaser in any continuing manner.

         11.4     Offset Against Amounts Owing.
                  ----------------------------

                  Purchaser shall be entitled to offset any sum to which it is entitled as a result of a Purchaser Claim against any sum which it owes Sellers pursuant to this Agreement. Any such offset shall be effective as of the date Purchaser suffered the loss or damage or incurred the cost or expense giving rise to the Purchaser Claim.

         11.5     Indemnification by Purchaser.
                  ----------------------------

                  Purchaser covenants and agrees to defend, indemnify and hold harmless Sellers and their affiliates and their respective officers, directors and employees (collectively, the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses (as defined in Section 11.2) resulting from or arising out of:

                  (a) any inaccuracy of any representation or warranty when made or deemed made by Purchaser herein;

                  (b) Purchaser's conduct of the Business or ownership of the Purchased Assets after Closing;

                  (c) any failure of Purchaser to perform any covenant or agreement to be performed after the Closing under this Agreement on a timely basis, to the extent that such failure to perform is not cured by Purchaser within ten (10) business days of receipt of written notice thereof from Sellers;

                  (d) any of the Assumed Liabilities;

                  (e) the Restrictive Covenants Assignment and Purchaser's enforcement of or aid in enforcement of the Restrictive Covenant Agreements; and

                  (f) all actions, suits proceedings, demands, assessments or judgments incident to any of the foregoing.

The foregoing matters giving rise to Sellers' right to indemnification hereunder are hereinafter referred to as "Seller Claims."

         11.6     Reimbursement.
                  -------------

                  Purchaser shall reimburse the Seller Indemnitees, on demand, for any Losses incurred by such Seller Indemnitees at any time after the Closing Date hereof in respect of any Seller Claim to which the foregoing indemnity relates; provided, however, that within a reasonable time after Sellers receive notice of such Seller Claim, they must notify Purchaser of such Seller Claim, but the omission to so notify Purchaser shall not release Purchaser from any liability which it has or may have to Sellers except to the extent Purchaser actually has been prejudiced by such failure to give notice. In the event of such notice, Purchaser shall be entitled to participate in and to assume the defense of any action with counsel reasonably satisfactory to Sellers if Purchaser promptly notifies Sellers of its intention to do so and keeps Sellers fully informed as to all matters relating to the defense and settlement of such action. Purchaser shall in no case settle or compromise a Seller Claim or consent to the entry of judgment, in either case other than solely for money damages, without the prior written consent of Sellers if such settlement, compromise or judgment would adversely affect the rights of Sellers in any continuing manner.

         11.7     Limitation on Indemnification.
                  -----------------------------

                  (a) Except as set forth in this Section 11.7(a) and
Section 11.7(b), neither Purchaser, on the one hand, nor Sellers, on the other hand, shall be entitled to indemnification for breaches of representations and warranties under this Agreement unless and until the aggregate amount of any Losses resulting from such breaches of representations and warranties exceeds One Hundred Thousand Dollars ($100,000) (the "Representations and Warranties Basket Amount") after which Purchaser, on the one hand, or Sellers, on the other hand, shall be liable for the entire amount of such Losses, but only to the extent they exceed the Representations and Warranties Basket Amount. Purchaser and Sellers acknowledge and agree that the Representations and Warranties Basket Amount shall not apply to any claims for indemnification under this Agreement other than claims for breaches of representations and warranties. Without limiting the generality of the foregoing, in no event shall the Representations and Warranties Basket Amount apply to any claims made by (i) Purchaser based upon (A) any Purchase Price adjustments contained in Section 1.3; or (B) any claims for indemnification pursuant to Sections 11.2(b) through 11.2(h); or
(ii) Sellers based upon claims for indemnification pursuant to Sections 11.5(b) through 11.5(f). Notwithstanding anything to the contrary contained herein, the Representations and Warranties Basket Amount shall not apply to any indemnification claims resulting from a fraudulent breach by the Sellers, on the one hand, or Purchaser, on the other hand, of any of their respective representations or warranties under this Agreement.

                  (b) The Representations and Warranties Basket Amount shall not apply to any claim made by Purchaser based upon the representations and warranties of Sellers contained in any of Sections 3.1, 3.2 or 3.7 (solely as it relates to title to the Purchased Assets). The Representations and Warranties Basket Amount shall not apply to any claim made by Sellers based upon the representations and warranties of Purchaser contained in any of Sections 4.1 and 4.2.

         11.8     Sole Remedy.
                  -----------

                  The parties acknowledge and agree that the indemnification provisions set forth in this Section 11 shall be their sole and exclusive remedy and recourse for the recovery of money damages with respect to any and all claims relating to or arising out of this Section 11; provided,
                                                              --------
however, the parties may seek any remedy available to them, in equity or
-------
law, for any other cause of action including, but not limited to, any cause of action based on fraud.

         11.9     Returns.
                  -------

                  The parties acknowledge and agree that, unless otherwise specifically identifiable as a return of the other party, all returns of products within thirty (30) days after the Closing shall be considered returns of Sellers' products shipped by and on behalf of Seller prior to the Closing for which Purchaser is entitled to indemnification, and any returns of products after thirty (30) days after the Closing shall be considered returns of Purchaser's products shipped on behalf of Purchaser after the Closing for which Purchaser shall assume responsibility.

                                SECTION 12.
                     ADDITIONAL COVENANTS AND AGREEMENTS
                     -----------------------------------

         12.1     Enforcement of Sellers' Restrictive Covenants.
                  ---------------------------------------------

                  If so requested by Purchaser or its affiliates at any time following the Closing Date, Sellers will each cooperate with Purchaser or its affiliates in enforcing any non-competition agreements, non-solicitation agreements or any other restrictive covenants entered into between Sellers and their respective former or current employees employed in connection with the Business and between Sellers and any former owners of the Business if said employees or former owners conduct themselves in such a manner which, in the opinion of Purchaser, violates said covenants and adversely affects the operation of the Business. All expenses, including reasonable attorney's fees, incurred by Sellers in connection therewith shall be borne by Purchaser.

         12.2     Timely Payment of Sellers' Obligations.
                  --------------------------------------

                  Sellers will pay in a timely manner all debts and obligations incurred by them prior to the Closing Date in connection with the Business and the Purchased Assets.

         12.3     Transition Period.
                  -----------------

                  Sellers will take steps which are reasonably necessary and appropriate prior to the Closing to allow Purchaser to commence immediately following the Closing Date serving the customers of the Business. Following the Closing, Sellers will cooperate with Purchaser in the transfer of the Business in order to minimize disruption in the servicing of the Customer Accounts and will take all reasonable steps to assist Purchaser in retaining, as part of Purchaser's business, the Customer Accounts.

         12.4     Further Assurances.
                  ------------------

                  Following the Closing, each Seller and Purchaser shall from time to time execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other party hereto, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

         12.5     Employee Matters.
                  ----------------

                  Sellers acknowledge and agree that, except for those employees of Sellers whom Purchaser has specifically indicated it intends to offer employment, Purchaser is not offering employment to any of Sellers' employees, whether or not they are employees of the Business. Sellers further acknowledge that Purchaser is not obligated to offer employment to any of Sellers' employees.

         12.6     WARN Act Liability.
                  ------------------

                  (a) Sellers acknowledge and agree that on and after the Closing Date, Sellers are considered for purposes of the Worker Adjustment and Retraining Notification Act ("WARN Act") the employer of all of its employees and that Sellers, and not Purchaser, shall thereupon be responsible for complying with the WARN Act with respect to its employees. Sellers, jointly and severally, shall indemnify and hold the Purchaser Indemnitees harmless from and against all Losses incurred, paid or required under penalty of law to be paid by the Purchaser Indemnitees: (i) resulting from any compliance obligations, including without limitation the obligation to give notice or pay money under the WARN Act with respect to the termination of any employee of Sellers, whether the termination occurs before, on or after the Closing Date, and (ii) resulting from any claims from Sellers' employees, including without limitation claims for cash payments or the continuation of health care or other benefits.

                  (b) Notwithstanding the foregoing, if Purchaser hires Subsidiary's employees employed at Subsidiary's Canadian facilities, Purchaser shall indemnify and hold the Seller Indemnitees harmless from and against all losses incurred, paid or required under penalty of law to be paid, to the Seller Indemnitees resulting from any compliance obligations under applicable law or local equivalent with respect to Subsidiary's employees employed at Subsidiary's Canadian facilities if the termination occurs after the Closing Date.

         12.7     Adjustments for Inventory Shrinkage or Diminishment During
                  ----------------------------------------------------------
                  Distribution.
                  ------------

                  In order to assure that there is no shrinkage or diminishment in the Inventory (or raw materials, as the case may be) purchased by Purchaser at Closing and from time to time during the period after Closing that Sellers have control over such Inventory (or such raw materials, as the case may be) pursuant to the Transition Services Agreement (as defined in Section 10.1(s)) (such period, herein referred to as the "Distribution Period"), Sellers covenant and agree to replace, indemnify or otherwise make Purchaser whole with respect to shrinkage or diminishment during the Distribution Period in the Inventory (or raw materials, as the case may be) that was purchased by Purchaser either at Closing or during the Distribution Period. The shrinkage or diminishment shall be determined by the parties based upon the Inventory (or raw materials, as the case may be) purchased at Closing by Purchaser pursuant to Section 1.3(a) as adjusted for any shipments of Inventory (or raw materials, as the case may be) into or out of the control of Sellers during the Distribution Period or purchases of Inventory during the Distribution Period that remains in or under the control of Sellers. If such shrinkage or diminishment of Inventory (or raw materials, as the case may be) occurs within the Distribution Period, Sellers shall be responsible to replace the missing Inventory (or raw materials, as the case may be) with Inventory (or raw materials, as the case may be) owned by Sellers of similar style, color and quality (as are acceptable to Purchaser) and/or to make a cash payment to Purchaser for the shrinkage or diminishment of the Inventory (or raw materials, as the case may be) at the purchase price of the Inventory (or raw materials, as the case may be) to Purchaser as determined in Section 1.3(d). Determination of shrinkage or diminishment in the Inventory (or raw materials, as the case may be) purchased by Purchaser may be made, at the option of Purchaser, by conducting a physical inventory, by monitoring of inventory records or by such other methods as would reasonably be expected to produce reliable data with respect to the amount of shrinkage or diminishment of the Inventory (or raw materials, as the case may be) while such Inventory (or raw materials, as the case may be) was within Sellers' control. Replacement or payment for shrinkage or diminishment of the Inventory (or raw materials, as the case may be) pursuant to this Section 12.7 shall be made by Sellers to Purchaser as soon as practicable after the termination of the Distribution Period upon final determination by the parties of the amount of shrinkage or diminishment of Inventory (or raw materials, as the case may be).

                                 SECTION 13.
                                MISCELLANEOUS
                                -------------

         13.1     Brokerage.
                  ---------

                  Except for KSA Capital Advisors ("KSA") who has been engaged by Sellers, Sellers and Purchaser represent and warrant that all negotiations relative to this Agreement have been carried on by them directly between the parties without the intervention of any person or firm, and Sellers and Purchaser shall each indemnify the others and hold them harmless against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby. It is expressly acknowledged and agreed that Sellers are solely responsible and liable for all brokerage or other commission to KSA.

         13.2     Collection of Accounts Receivable.
                  ---------------------------------

                  Sellers are selling to Purchaser the Accounts Receivable arising from transactions in the Business prior to Closing. Purchaser will use commercially reasonable efforts to diligently collect the Accounts Receivable during the One Hundred Twenty (120) day period following Closing and will retain during the One Hundred Twenty (120) day period all amounts collected. Following the One Hundred Twenty (120) day period, the Purchaser will re-assign the uncollected Accounts Receivable to Sellers, except that Purchaser may, at its option, elect to retain any one or more or all of such Accounts Receivable and any retained Accounts Receivable shall be treated as thereby collected. The Purchase Price shall be adjusted, upwards or downwards, in accordance with Section 1.3(b) of this Agreement with respect to the collection of the Accounts Receivable. While Purchaser is collecting such Accounts Receivable, Sellers shall refrain from all collection activities, but after such One Hundred Twenty (120) day period, Sellers shall have all rights to collect such Accounts Receivable not retained by Purchaser by every lawful means and Purchaser will reasonably cooperate with Sellers in such efforts. For all purposes of this Agreement, all amounts collected against Accounts Receivable shall be applied against the specific invoice of an account debtor as specified by such account debtor. If the account debtor fails to specify the specific invoice against which to apply the payment, Purchaser shall contact the account debtor to determine the invoice against which to apply the payment.

         13.3     Bulk Sale Law.
                  -------------

                  Sellers shall remain solely responsible to all of its creditors with respect to liabilities incurred with respect to the Business prior to Closing, notwithstanding the sale and purchase pursuant to this Agreement. Sellers and Purchaser agree to waive compliance with the bulk sales law of the State of Missouri and Sellers, jointly and severally, agree to hold harmless and indemnify Purchaser for any loss or liability incurred by Purchaser because of such failure to comply.

         13.4     Destruction of Assets.
                  ---------------------

                  Notwithstanding any other provision of this Agreement, if, on or prior to the Closing Date, any of the Purchased Assets or other material properties of the Business have suffered loss or damage on account of fire, flood, accident, act of war or terrorism, civil commotion, or any other cause or event beyond the reasonable power and control of Sellers to an extent which materially adversely affects the value of the Purchased Assets and Business to be purchased by Purchaser, Purchaser shall have the right, at its election, exercisable not later than ten (10) days after it receives notice of such loss or damage, either to elect to consummate the transaction contemplated by this Agreement, or, in lieu of every other right or remedy whatsoever, to terminate this Agreement or amend this Agreement with the consent of Sellers. In the event Purchaser terminates this Agreement, all parties shall be released from liability hereunder. In the absence of a contrary election, it shall be presumed that Purchaser has elected to consummate the transaction hereunder. If the transaction hereunder is consummated, there shall be no adjustment in the Purchase Price payable hereunder as a result of such loss or damage, and Purchaser shall then have the option either to (i) retain all insurance proceeds and correct the damage itself, or (ii) require the Sellers to correct the damage through use of insurance proceeds and other funds available to it.

         13.5     Termination.
                  -----------

                  In addition to the provisions for termination set forth elsewhere in this Agreement, either Purchaser or Sellers may, on or prior to the Closing Date, terminate this Agreement without liability:

                  (a) By mutual written consent of Sellers and Purchaser; or

                  (b) by either Sellers or Purchaser by written notice to the other party if:

                      (i) the transactions contemplated by this Agreement have not been consummated by the Outside Closing Date, unless such date shall have been extended by the mutual written consent of Sellers and Purchaser provided, however, that this right to terminate shall not be available to any party whose failure to fulfill any covenant or obligation under this Agreement has been the cause of, or results in, the failure of the Closing to occur on or before such date;

                      (ii) any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become nonappealable.

                  (c) by Sellers if:

                      (i) there shall have been a breach of any representations or warranties set forth in this Agreement on the part of Purchaser which would have a Material Adverse Effect on Purchaser or if any representations or warranties of Purchaser shall have become untrue which would have a Material Adverse Effect on Purchaser, such that the conditions set forth in Section 9.1 would be incapable of being satisfied by the Outside Closing Date, provided that Sellers have not breached any of their obligations hereunder; or

                      (ii) there shall have been a breach by Purchaser of any of its covenants or agreements hereunder having a Material Adverse Effect on Purchaser or materially adversely affecting (or materially delaying) the ability of Purchaser or Sellers to consummate the transactions contemplated by this Agreement, and Purchaser has not cured such breach within ten (10) business days after notice by the Sellers thereof, provided that Sellers have not breached any of their obligations hereunder in any material respect; or

                      (iii) any condition to closing set forth in Section 9 shall not have been fulfilled or waived by Sellers; or

                  (d) by Purchaser if:

                      (i) there shall have been a breach of any representations or warranties set forth in this Agreement on the part of Sellers which would have a Material Adverse Effect on the Purchased Assets or the Business or if any representations or warranties of the Sellers shall have become untrue which would have a Material Adverse Effect on the Purchased Assets of the Business, such that the conditions set forth in Section 8.1 would be incapable of being satisfied by the Outside Closing Date, provided that Purchaser has not breached any of its obligations hereunder; or

                      (ii) there shall have been a breach by Sellers of one or more of their covenants or agreements hereunder having a Material Adverse Effect on the Purchased Assets or the Business or materially adversely affecting (or materially delaying) the ability of Sellers and Purchaser to consummate transactions contemplated by this Agreement, and Sellers have not cured such breach within ten
         (10) business days after notice by Parent thereof, provided that Purchaser has not breached any of its obligations hereunder in any material respect; or

                      (iii) any condition to Closing set forth in Section 8 shall not have been fulfilled or waived by Purchaser.

         13.6     Effect of Termination.
                  ---------------------

                  (a) In the event of the termination of this Agreement pursuant to any of the provisions of Section 13.5, neither Sellers nor Purchaser (nor any of their respective directors and officers) shall have any liability or further obligation to the other party to this Agreement except as provided in Section 13.6(b) below.

                  (b) If (i) Sellers or Purchaser terminates this Agreement pursuant to Section 13.5(b)(i) due to the failure of Sellers' Board of Directors and/or a Subsidiary's stockholders to approve and adopt this Agreement; or (ii) Purchaser terminates this Agreement pursuant to Section 13.5(d), then Sellers shall promptly, but in no event later than two business days after the date of such termination, pay to Purchaser a fee of $1,500,000, by wire transfer of immediately available funds into an account or accounts designated by Purchaser. The payments made by Sellers pursuant to this Section 13.6 are the sole and exclusive remedy of Purchaser for any claims that Purchaser may have arising from or relating to termination of this Agreement pursuant to Section 13.5 or any other events arising therefrom. If Sellers terminate this Agreement pursuant to Section 13.5(c), then Sellers shall have the right to pursue any legal remedy against Purchaser that is available to Sellers for the actions that are the basis of Sellers' termination.

         13.7     No Waiver.
                  ---------

                  The failure of any party hereto at any time to require performance by any other party of any provision of this Agreement shall not affect the right of such party to require performance of that provision and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provisions, a waiver of the provision itself or a waiver of any right under this Agreement.

         13.8     Successors and Assigns.
                  ----------------------

                  Sellers acknowledge that Purchaser might establish or use an existing subsidiary or affiliated corporation for the purpose of acquiring the Purchased Assets and the Business. An assignment of this Agreement to such subsidiary or affiliate of the Purchaser shall be permissible so long as Purchaser remains primarily liable hereunder or guarantees the payment or performance of the obligations of such affiliate or subsidiary to Sellers. No other assignment by any party hereto shall be permissible without the written consent of the other parties hereto, and this Agreement and all representations, warranties, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their authorized assigns and their respective successors, heirs and administrators.

         13.9     Governing Law.
                  -------------

                  This Agreement is being delivered and is intended to be performed in the State of Ohio and shall be construed, interpreted, governed and enforced in accordance with the laws of that State.

         13.10    Expenses.
                  --------

                  Sellers and Purchaser shall each pay its or their own expenses (including, but not limited to, fees and expenses of counsel) incurred in connection with the negotiation, preparation, execution and consummation of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated or abandoned for any reason, without reimbursement from or by any other party hereto.

         13.11    Notices.
                  -------

                  All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given on the date two days after deposit if mailed by registered or certified mail, postage prepaid, or on the date following deposit if sent by Federal Express or similar overnight delivery service, or upon delivery if delivered personally or transmitted via facsimile, at the following addresses pending
           --
the designation of another address in accordance with the provisions hereof:

                  (a) If to Cintas:

                               Cintas Corporation
                               6800 Cintas Boulevard
                               Mason, Ohio 45040
                               Attention: Scott D. Farmer, President
                               Facsimile No.: (513) 573-4030

                      With a copy to:

                               Cintas Corporation
                               6800 Cintas Boulevard
                               P.O. Box 625737
                               Cincinnati, Ohio 45262-5737
                               Attention: Thomas E. Frooman, Vice President &
                                          Secretary - General Counsel
                               Facsimile No.: (513) 754-3642

                                     and

                               Keating, Muething & Klekamp, P.L.L.
                               1400 Provident Tower
                               One East Fourth Street
                               Cincinnati, Ohio 45202
                               Attention: Robert E. Coletti, Esq.
                               Facsimile No.: (513) 579-6956

                  (b) If to Sellers:

                               Angelica Corporation
                               424 S. Woods Mill Road
                               Chesterfield, Missouri 63017
                               Attention: Don W. Hubble, Chairman and CEO
                               Facsimile No.: (314) 854-3949


                      With a copy to:

                               Angelica Corporation
                               424 S. Woods Mill Road
                               Chesterfield, Ohio 63017
                               Attention: Steven L. Frey, Vice President
                                          and General Counsel
                               Facsimile No.: (314) 854-3949

                                     and

                               Thompson Coburn LLP
                               One Firstar Plaza
                               Suite 3400
                               St. Louis, Missouri 63101
                               Attention: Robert M. LaRose
                               Facsimile No.: (314) 552-7068

         13.12    Counterparts.
                  ------------

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one in the same instrument.

         13.13    Announcements and Communications.
                  --------------------------------

                  Sellers and Purchaser agree not to make any public announcement or furnish any information to the public or any third party concerning the financial or non-financial aspects of the transactions contemplated by this Agreement prior to or after Closing, unless such announcement or furnishing of information is agreed upon by all parties hereto or is necessitated by Securities and Exchange Commission rules and regulations, Federal securities laws or other applicable laws, as reasonably determined by counsel for the Sellers or the Purchaser and after consultation with the other party.

         13.14    Entire Agreement.
                  ----------------

                  This Agreement, together with the Schedules and other documents delivered pursuant to and as specified in this Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every and any nature between them, and no party shall be bound by any condition, definition, warranty or representation, other than as expressly set forth or provided for in this Agreement, or as may be, on or subsequent to the date hereof, set forth in writing and signed by the party to be bound thereby. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

         13.15    Severability.
                  ------------

                  Unless otherwise provided herein, if any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein.

         13.16    Construction.
                  ------------

                  This Agreement is to be deemed to have been prepared jointly by the parties hereto after arms-length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.

         13.17    Attorneys' Fees.
                  ---------------

                  In the event of a dispute between the parties regarding performance or non-performance under this Agreement, the non-prevailing party in any suit or other legal action in connection with such dispute shall pay the reasonable attorneys' fees and expenses actually incurred by the prevailing party in such proceedings.

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

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                            CINTAS CORPORATION


                                            By:
                                                -------------------------------
                                            Its:
                                                -------------------------------

                                            ANGELICA CORPORATION


                                            By:
                                                -------------------------------
                                            Its:
                                                -------------------------------


                                            ANGELICA INTERNATIONAL, LTD.


                                            By:
                                                -------------------------------
                                            Its:
                                                -------------------------------